UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2020

FRP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 31, 2020, the Board of Directors of FRP Holdings, Inc. the (“Company”) amended Article II, Sections 1 and 5 of the Third Amended and Restated Bylaws of the Company to allow for shareholder meetings to be held remotely, effective March 31, 2020. The Third Amended and Restated Bylaws of the Company, as amended, are attached hereto as Exhibit 3(i).

Item 8.01 Other Events.

Due to public health concerns relating to the coronavirus (COVID-19) pandemic, the Company’s 2020 Annual Meeting of Shareholders to be held on May 6, 2020 at 11:00 A.M., E.S.T. (“the Annual Meeting”) will be held solely by means of remote communication, in a “virtual only” format. The Company will provide shareholders with details on how to participate in the Annual Meeting by issuing a press release and filing additional proxy materials with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

3(i) Third Amended and Restated Bylaws of FRP Holdings, Inc., as amended on March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.

Registrant

Date: April 6, 2020                                                                  By:      /s/ John D. Baker III

                                                                                                                John D. Baker III

                                                                                                           Chief Financial Officer